REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT

by and among

WORLDGATE COMMUNICATIONS, INC.,

WGI INVESTOR LLC,

and

ACN DIGITAL PHONE SERVICE, LLC

April 6, 2009

i

WORLDGATE COMMUNICATIONS, INC.

REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT

This REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT (this “Agreement”) is made as of April 6, 2009 by and among (i) WorldGate Communications, Inc., a Delaware corporation (the “Company”), (ii) WGI Investor LLC, a Delaware limited liability company (the “Purchaser”), and (iii) ACN Digital Phone Service, LLC, a Delaware limited liability company (“ACN”).

WHEREAS, the Company has agreed to issue and sell to the Purchaser, and the Purchaser has agreed to purchase from the Company, (i) an aggregate of 202,462,155 shares (subject to adjustment as set forth in the Purchase Agreement) (the “Shares”) of the authorized but unissued shares of common stock, $0.01 par value per share, of the Company (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event, the “Common Stock”) and (ii) the Anti-Dilution Warrant (as defined below), in each case all upon the terms and subject to the conditions set forth in that certain Securities Purchase Agreement, dated as of December 12, 2008, between the Company and the Purchaser (the “Purchase Agreement”);

WHEREAS, the Company has agreed to (i) enter into that certain ACN Consumer Communications Equipment Master Purchase Agreement with ACN, as of the date hereof, pursuant to which the Company will sell video phones to ACN (the “Commercial Agreement”) and (ii) issue and sell to ACN, the ACN Warrant (as defined below); and

WHEREAS, the terms of the Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company, the Purchaser and ACN to enter into, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           DEFINITIONS.  The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

“ACN Warrant” means that certain Warrant issued by the Company to ACN as of the date hereof in connection with the Commercial Agreement.

“Anti-Dilution Warrant” means that certain Warrant to purchase shares of Common Stock issued by the Company to the Purchaser as of the date hereof in connection with the Purchase Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close.

“Closing Date” means the date of the closing of the transactions contemplated by the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Existing Contingent Equity” means any and all outstanding options, restricted stock, convertible notes and debentures, warrants, rights, pledges, calls, puts, contracts or other rights, agreements or commitments to subscribe for, purchase, or issue any equity interests of the Company or that grant any rights to acquire, any of the capital stock of the Company, existing as of the date hereof, but expressly excluding the YA Global Warrants (as defined in the Purchase Agreement).

“Holders” means each of the Purchaser and ACN.

“Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization or any other form of entity not specifically listed herein, and any government, governmental department or agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means, at the relevant time of reference thereto, any shares of Common Stock or any shares of Common Stock underlying any warrant, right or other security held by any of the Holders now or at any time in the future (including in each case any shares of capital stock that may be issued in respect thereof pursuant to a stock split, stock dividend, recombination, reclassification, exchange, conversion or the like), provided, however, that the term “Registrable Securities” shall not include any securities referred to above that are actually sold pursuant to a registration statement that has been declared effective under the Securities Act by the SEC.

“Registration Statement” means the Mandatory Registration Statement, any Demand Registration Statement, and any additional registration statements contemplated by this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement or Prospectus.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Warrants” means the ACN Warrant and the Anti-Dilution Warrant.

“Warrant Shares” means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

2.           REGISTRATION.

(a)           Mandatory Registration Statement.  Not later than thirty (30) days after the date that the Company becomes eligible to file on Form S-3 (or any successor form thereto), the Company shall file with the SEC a shelf registration statement pursuant to Rule 415 of the Securities Act (the “Mandatory Registration Statement”) on Form S-3 (or any successor form thereto) (such date, the “Mandatory Registration Statement Filing Date”), with respect to the resale, from time to time, covering all of the Registrable Securities held by the Holders.  The Mandatory Registration Statement shall permit the Holders to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC, any or all of the Registrable Securities.  Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Holders, which consent shall not be unreasonably withheld.  The Company agrees to use its reasonable best efforts to cause the Mandatory Registration Statement to be declared effective as soon as possible but in no event later than (the “Mandatory Effective Date”) forty-five (45) calendar days after the Mandatory Registration Statement Filing Date (if there is no SEC review of the Mandatory Registration Statement) or one hundred twenty (120) calendar days after the Mandatory Registration Statement Filing Date (if there is an SEC review of the Mandatory Registration Statement), and to file with the SEC, within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Mandatory Registration Statement will not be “reviewed” or will not be subject to further review, a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act (an “Acceleration Request”), which request shall request an effective date that is within three (3) Business Days of the date of such request.  The Company shall notify each Holder in writing promptly (and in any event within one (1) Business Day) after the Company’s submission of an Acceleration Request to the SEC.  The Company shall promptly prepare and file with the SEC (i) such amendments (including post-effective amendments) and supplements to such Mandatory Registration Statement or (ii) an additional Registration Statement in the event that the original Mandatory Registration Statement does not cover all of the Registrable Securities.  The Company shall be required to keep the Mandatory Registration Statement continuously effective (including through the filing of any required post-effective amendments) until all of the Registrable Securities covered by such Mandatory Registration Statement (y) cease to be Registrable Securities or (z) are eligible for resale under Rule 144 without limitation.

(b)           Demand Registration.  Notwithstanding anything to the contrary in this Agreement, upon the written request of any of the Holders (the date of such request, the “Demand Date”) the Company shall file with the SEC, as promptly as possible after the Demand Date, and in any event no later than forty-five (45) days after the Demand Date (in the event of a filing on Form S-1) or ten (10) days after the Demand Date (in the event of a filing on Form S-3) (such date, the “Filing Date”), a registration statement on Form S-3 (or other available form, including Form S-1) to register all or part of the Registrable Securities under and in accordance with the Securities Act (the “Demand Registration Statement”), so long as such Registrable Securities are not then subject to an effective Registration Statement and eligible for resale without limitation thereunder.  Such Demand Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Holders, which consent shall not be unreasonably withheld.  The Company agrees to use its reasonable best efforts to cause the Demand Registration Statement to be declared effective as soon as possible but in no event later than (the “Demand Effective Date”) forty-five (45) calendar days after the Filing Date (if there is no SEC review of the Demand Registration Statement) or one hundred twenty (120) calendar days after the Filing Date (if there is an SEC review of the Demand Registration Statement), and to file with the SEC, within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Demand Registration Statement will not be “reviewed” or will not be subject to further review, an Acceleration Request, which request shall request an effective date that is within three (3) Business Days of the date of such request.  The Company shall notify each Holder in writing promptly (and in any event within one (1) Business Day) after the Company’s submission of an Acceleration Request to the SEC.  The Company shall promptly prepare and file with the SEC (i) such amendments (including post-effective amendments) and supplements to such Demand Registration Statement or (ii) an additional Registration Statement in the event that the original Demand Registration Statement does not cover all of the Registrable Securities requested to be so registered.  The Company shall be required to keep the Demand Registration Statement continuously effective (including through the filing of any required post-effective amendments) until all of the Registrable Securities covered by such Demand Registration Statement (y) cease to be Registrable Securities or (z) are eligible for resale under Rule 144 without limitation.

(c)           Excluded Registrable Securities.

(i)           Notwithstanding anything to the contrary contained in this Agreement, if the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting a primary offering of securities by or on behalf of the Company, or in any other matter, such that the Staff or the SEC does not permit such Registration Statement to become effective and used for resales in a continuous at the market offering pursuant to Rule 415 under the Securities Act by the Holders (or otherwise as may be acceptable to the Holders) without being named therein as “underwriters” (a “Resale Registration Statement”), and the Company has used its reasonable best efforts to contest such determination, then the Company shall have the right to reduce the number of Registrable Securities to be included in such Registration Statement by the Holders, to the extent that the Staff or the SEC shall permit such Registration Statement to become effective as a Resale Registration Statement.  In making such reduction, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Holder), unless the inclusion of Registrable Securities by a particular Holder or a particular type of Holder is the cause of the refusal by the Staff or the SEC to allow such registration to become effective as a Resale Registration Statement, in which event the Registrable Securities held by such Holder or type of Holder shall be the only Registrable Securities subject to reduction (and if by a set of Holders on a pro rata basis with respect to such Holders or on such other basis as would result in the exclusion of the least number of shares by all such Holders).  In addition, if the Staff or the SEC requires any of the Holders to be identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall be entitled to reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Staff or the SEC does not require such identification.

(ii)           In the event of any reduction in Registrable Securities pursuant to this Section 2(c), the Holders shall have the right, upon delivery of a written request to the Company, to require the Company to file a Resale Registration Statement under Rule 415 within thirty (30) days after its receipt of such request (subject to (x) any restrictions imposed by Rule 415 or (y) comments by the Staff or the SEC) for resale by the Holders in a manner reasonably acceptable to the Holders, and the Company shall, following such request, use its reasonable best efforts to cause such registration statement to be declared and kept effective in the same manner as otherwise contemplated in this Agreement for Registration Statements hereunder and under the same timing and procedural guidelines set forth in Section 2(b) for a Demand Registration Statement.

(d)           Holder Information.  It shall be a condition precedent to the obligations of the Company to register Registrable Securities for the account of an Holder pursuant to this Section 2 and Section 3 that such Holder furnish to the Company such information regarding itself, the Registrable Securities held by it, and the method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

(e)           Registration Rights of Other Persons.  Except as disclosed in Section 3.3 of the Purchase Agreement, the Company hereby represents and warrants to the Holders that no Person other than the Holders has any registration rights in respect of the securities of the Company.  The Company hereby agrees that it shall not grant any registration rights to any Person (other than the Holders) without the prior written consent of the Holders.

3.           “PIGGYBACK REGISTRATION”.

(a)           If at any time any Registrable Securities are not able to be resold pursuant to an effective Registration Statement, and the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of an offering for its own account or the account of others (but excluding any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms), the Company shall, each such time, give to the Holders twenty (20) days prior written notice of its intent to do so, and such notice shall describe the proposed registration and shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request.  Upon the written request of any Holder given to the Company within fifteen (15) days after the receipt of any such notice by the Company, the Company shall include in such Registration Statement all or part of the Registrable Securities of such Holder, to the extent requested to be registered.

(b)           If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Holders to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in this Section 3 to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock requested to be included in such registration for the account of any stockholders of the Company (including the Holders), pro rata among such stockholders on the basis of the number of shares of Common Stock that each of them has requested to be included in such registration, and (ii) second, any shares of Common Stock proposed to be included in such registration for the account of the Company.

(c)           In connection with any offering involving an underwriting of shares, the Company shall not be required under this Section 3 or otherwise to include the Registrable Securities of any Holder therein unless such Holder accepts and agrees to the terms of the underwriting, which shall be reasonable  and customary, as agreed upon between the Company and the underwriters selected by the Company.

4.           OBLIGATIONS OF THE COMPANY.  In connection with the Company’s registration obligations hereunder, the Company shall, as expeditiously as practicable:

(a)           No less than five (5) Business Days prior to filing, as required hereunder, the Mandatory Registration Statement or Prospectus or any amendments or supplements thereto (including any document that would be incorporated or deemed to have been incorporated therein by reference (other than documents containing material non-public information)) or any other registration statement contemplated by this Agreement, the Company shall (i) furnish to the Holders and the Holders’ counsel copies of all such documents to be filed with the SEC, which documents shall be subject to the review of the Holders and the Holders’ counsel, (ii) cause its officers and directors, counsel and certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of the Holders’ counsel, to conduct a reasonable investigation within the meaning of the Securities Act, and (iii) notify the Holders and the Holders’ counsel of any stop order issued or threatened by the SEC and use reasonable best efforts to prevent the entry of such stop order or to remove it if entered.  The Company shall not file any Registration Statement, Prospectus or any amendments or supplements (other than periodic reports required under the Exchange Act) thereto to which the Holders shall reasonably object to in writing prior to filing; provided, however that the deadline set forth in Section 2 hereof by which date the Mandatory Registration Statement and any Demand Registration Statement are to be filed shall be tolled during any period in which the Company and the Holders address matters raised by the Holders in such written objection.

(b)           (i) Prepare and file with the SEC such amendments and supplements, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as required herein, and prepare and file with the SEC such additional Registration Statements as necessary to register for resale under the Securities Act all of the Registrable Securities (including naming any permitted transferees of Registrable Securities as selling stockholders in such Registration Statement); (ii) cause any related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Holders in accordance herewith as promptly as possible (i) when the SEC notifies the Company whether there will be a “review” of a Registration Statement and whenever the SEC comments in writing on such Registration Statement; and (ii) when a Registration Statement, or any post-effective amendment or supplement thereto, has become effective, and after the effectiveness thereof: (A) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (B) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.  Without limitation of any remedies to which the Holders may be entitled under this Agreement, if any of the events described in Section 4(c)(ii)(A), 4(c)(ii)(B), and 4(c)(ii)(C) occur, the Company shall use reasonable best efforts to respond to and correct the event.

(d)           Notify the Holders in accordance herewith as promptly as possible of the happening of any event as a result of which the Prospectus included in or relating to a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, as promptly as possible prepare (and, when completed, give notice to the Holders) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the Holders will not offer or sell Registrable Securities until the Company has notified the Holders that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to the Holders (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to as promptly as possible prepare a Prospectus amendment or supplement as above provided in this Section 4(d) and deliver copies of same as provided herein).

(e)           Upon the occurrence of any event described in Section 4(d) hereof, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(f)           Use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as possible.

(g)           Furnish to the Holders in accordance with Section 13(c), without charge, at least one conformed copy of each Registration Statement and each amendment thereto, and all exhibits to the extent requested by the Holders and the Holders’ counsel (including those previously furnished or incorporated by reference) as promptly as possible after the filing of such documents with the SEC.

(h)           As promptly as possible furnish to the Holders, without charge, such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, Prospectus amendments and supplements) as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(i)           Use reasonable best efforts to register and qualify (or obtain an exemption from such registration and qualification) the Registrable Securities under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, to keep such registration or qualification (or exemption therefrom) effective during the periods each Registration Statement is effective, and do any and all other acts or things which may be reasonably necessary or advisable to enable each Holder to consummate the public sale or other disposition of Registrable Securities in such jurisdiction, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not then qualified or subject to process.

(j)           Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request.

(k)           Cooperate with any reasonable due diligence investigation undertaken by the Holders, any managing underwriter participating in any disposition pursuant to a Registration Statement and any attorney, accountant or other agent retained by the Holders or any managing underwriter, in connection with the sale of the Registrable Securities, including, without limitation, making available any documents and information; provided, however, that the Company will not deliver or make available to any Holder material, non-public information unless such Holder specifically requests and consents in advance in writing to receive such material, non-public information and, if requested by the Company, such Holder agrees in writing to treat such information as confidential.

(l)           At the request of an Affiliate, amend any Registration Statement to include such Affiliate as a selling stockholder in such Registration Statement.

(m)           Comply with all applicable rules and regulations of the SEC in all material respects.

5.           REGISTRATION EXPENSES.  The Company shall pay for all of its expenses incurred in connection with a registration pursuant to this Agreement and compliance with Section 4 of this Agreement, including without limitation (i) all registration, filing and qualification fees and expenses (including without limitation those related to filings with the SEC and in connection with applicable state securities or blue sky laws), (ii) all expenses relating to the preparation, printing, distribution and reproduction of the Registration Statement, the related Prospectus, each amendment or supplement to the foregoing, the certificates representing the Registrable Securities and all other documents related thereto, (iii) all messenger, telephone and delivery expenses incurred by the Company, (iv) all fees and disbursements of counsel for the Company, and (v) all fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that any reasonable fees and expenses incurred by the Company solely in connection with any Registration Statement that includes only those Registrable Securities other than the Shares and the Warrant Shares (including in each case any shares of capital stock that may be issued in respect thereof pursuant to a stock split, stock dividend, recombination, reclassification, exchange, conversion or the like) shall be reimbursed to the Company by the applicable Holder.

6.           DELAY OF REGISTRATION AND PAYMENTS.  Subject to Section 13(d) hereof, the Holders and the Company (other than with respect to Section 4(d) hereof) shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

7.           INDEMNIFICATION.

(a)           The Company agrees to indemnify and hold harmless each Holder and each officer, director, fiduciary, agent, investment advisor, employee, member (or other equity holder), general partner and limited partner (and affiliates thereof) of such Holder, each broker or other person acting on behalf of such Holder and each person, if any, who controls such Holder within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, (the “Losses”) to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or relate to any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus forming part thereof or in any amendment or supplement thereto, or arise out of or relate to the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and leading to action or inaction required of the Company in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and, subject to the provisions of Section 7(c) hereof, the Company will reimburse on demand such Holder, such broker or other person acting on behalf of such Holder or such officer, director, fiduciary, employee, member (or other equity holder), general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Loss; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon an untrue statement of any material fact contained in the Registration Statement or an omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement.

(b)           Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, and the other Holders against any Losses to which the Company or any such director, officer, controlling person or other Holder may become subject to, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or any Prospectus forming part thereof or in any amendment or supplement thereto, or arise out of or relate to the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection therewith; and, subject to the provisions of Section 7(d) hereof, such Holder will reimburse on demand any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or other Holder in connection with investigating or defending any such Loss, provided, however, that the maximum amount of liability of such Holder hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Holder from the sale of Registrable Securities covered by such Registration Statement; and provided, further, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Holder against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

(c)           As promptly as possible after receipt by an indemnified party under this Section 7 of notice of the threat, assertion or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, the failure to notify an indemnifying party promptly of the threat, assertion or commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7 except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the indemnifying party.

(d)           If any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are related to the matters covered by the indemnity agreement provided in this Section 7.  Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company.

(e)           If the indemnification provided for in this Section 7 from the indemnifying party is applicable by its terms but unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a), 7(b), 7(c) and 7(d), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Any amount to be paid by the Company to any Holder under this Section 7 shall be paid, at the election of such Holder, either in (i) cash or (ii) shares of Common Stock of the Company, which number of shares to be paid shall be determined by dividing (A) the aggregate amount of such payment by (B) the volume-weighted average closing price per share of the Common Stock (as reported on the primary exchange or over-the-counter quotation system on which the Company’s Common Stock is then traded) for the twenty (20) trading days prior to such payment.

(f)           The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that any indemnifying party may have to any indemnified party.

8.           REPORTS UNDER THE EXCHANGE ACT.

(a)           With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Securities to the public without registration, the Company agrees to use reasonable best efforts to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) undertake any additional actions reasonably necessary to maintain the availability of a Registration Statement, including any successor or substitute forms, or the use of Rule 144, and (iv) as long as any Holder owns any Shares or Warrant Shares and is subject to any restrictions on resale, furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual and quarterly reports of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the SEC permitting the selling of any such Shares or Warrants Shares without registration.

(b)           Without limiting the generality of Section 8(a), the Company agrees to use reasonable best efforts to take all such actions and maintain all such filings as may be necessary or desirable in order to enable the Company to become eligible to use Form S-3 in respect of any securities to be registered hereunder, and thereafter to maintain such eligibility until all of the Registrable Securities have been or can be sold without any volume or other restriction.

9.           TRANSFER OF REGISTRATION RIGHTS.  Each Holder may assign or transfer any or all of its rights under this Agreement to any Person who acquires at least twenty-five million (25,000,000) shares of Common Stock, provided such assignee or transferee agrees in writing to be bound by the provisions hereof that apply to such assigning or transferring Holder.  Upon any such, and each successive, assignment or transfer to any permitted assignee or transferee in accordance with the terms of this Section 9, such permitted assignee or transferee shall be deemed to be a “Holder” for all purposes of this Agreement.

10.           PRE-EMPTIVE RIGHTS.

(a)           If at any time or from time to time after the Closing Date, but subject to Section 10(d) below, the Company authorizes the issuance and sale of any shares of any class or series of the Company’s capital stock, or any other securities convertible into or exercisable for Common Stock or shares of any class or series of the Company’s capital stock, including, without limitation, preferred shares, convertible securities, securities, redeemable securities, and debt with warrants, the Company will first offer to sell to each Holder a pro rata portion of such securities equal to the percentage determined by dividing (x) the sum of (i) the number of shares of Common Stock then held by such Holder plus (ii) the number of shares of Common Stock issuable to such Holder upon the conversion of all outstanding convertible securities (including, without limitation, preferred shares) and the exercise of all outstanding options and warrants, then held by such Holder, by (y) the sum of (i) the number of shares of Common Stock then outstanding plus (ii) the number of shares of Common Stock then issuable upon the conversion of all outstanding convertible securities (including, without limitation, preferred shares) and the exercise of all outstanding options and warrants.  Each Holder will be entitled to purchase all or part of such securities at the same price and on the same terms as such securities are to be offered to any other Persons.

(b)           Holders’ Exercise of Right.  Each Holder entitled to purchase securities under this Section 10 must exercise its pre-emptive rights hereunder within ten (10) business days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and such Holder’s percentage allotment.

(c)           Company’s Exercise of Right.  Upon the expiration of the offering period described above, the Company will be free to sell such securities which the Holders entitled to purchase such securities have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof, in the aggregate, than those offered to the Holders.  Any securities offered or sold by the Company after such ninety (90) day period must be reoffered to the Holders pursuant to the terms of this Section 10.

(d)           Exempt Securities.  The pre-emptive rights established by this Section 10 shall have no application to:

(i)           the grant or issuance of shares of Common Stock to employees, directors and consultants of the Company pursuant to the Company’s 2003 Equity Incentive Plan or a successor plan approved by the Board;

(ii)           the issuance of securities pursuant to the Existing Contingent Equity; or

(iii)           the issuance of Warrant Shares pursuant to the Warrants.

11.           BOARD NOMINATIONS.

(a)           Purchaser Nomination Rights.  Purchaser shall have the right, based upon its aggregate beneficial ownership of Common Stock (as calculated for purposes of Section 13 of the Exchange Act, and including without limitation any Common Stock underlying any warrant, right or other security convertible into or exchangeable for Common Stock) (“Aggregate Beneficial Ownership”), to designate for nomination by the Board a number of individuals to serve as directors of the Company (each a “Purchaser Nominated Director”) as follows:

(i)           if the Purchaser’s Aggregate Beneficial Ownership is equal to fifty percent (50%) or more of the Company’s voting stock, the Purchaser shall have the right to nominate four (4) Purchaser Nominated Directors;

(ii)           if the Purchaser’s Aggregate Beneficial Ownership is less than fifty percent (50%) but equal to or greater than forty-three percent (43%) of the Company’s voting stock, the Purchaser shall have the right to nominate three (3) Purchaser Nominated Directors;

(iii)           if the Purchaser’s Aggregate Beneficial Ownership is less than forty-three percent (43%) but equal to or greater than twenty-nine percent (29%) of the Company’s voting stock, the Purchaser shall have the right to nominate two (2) Purchaser Nominated Directors; and

(iv)           if the Purchaser’s Aggregate Beneficial Ownership is less than twenty-nine percent (29%) but equal to or greater than fourteen percent (14%) of the Company’s voting stock, the Purchaser shall have the right to nominate one (1) Purchaser Nominated Director.

(b)           Composition of the Board.  The parties hereto each acknowledge and agree that Robert Stevanovski, Gregory Provenzano, Anthony Cassara and David Stevanovski are the initial Purchaser Nominated Directors for purposes of this Agreement.

(c)           Reductions in Aggregate Beneficial Ownership.  Notwithstanding anything in this Section 11 to the contrary, from and after the date hereof:

(i)           if the Purchaser’s Aggregate Beneficial Ownership falls below fifty percent (50%) but is equal to or greater than forty-three percent (43%) of the Company’s voting stock, one (1) Purchaser Nominated Director then serving on the Board shall tender a Written Resignation to the Board (provided, however, that if three (3) or fewer Purchaser Nominated Directors are then serving on the Board, then no such Written Resignation shall be required to be tendered);

(ii)           if the Purchaser’s Aggregate Beneficial Ownership falls below forty-three percent (43%) but is equal to or greater than twenty-nine percent (29%) of the Company’s voting stock, one (1) additional Purchaser Nominated Director then serving on the Board shall tender a Written Resignation to the Board (provided, however, that if two (2) or fewer Purchaser Nominated Directors are then serving on the Board, then no such Written Resignation shall be required to be tendered);

(iii)           if the Purchaser’s Aggregate Beneficial Ownership falls below twenty-nine percent (29%) but is equal to or greater than fourteen percent (14%) of the Company’s voting stock, one (1) additional Purchaser Nominated Director then serving on the Board shall tender a Written Resignation to the Board (provided, however, that if one (1) or fewer Purchaser Nominated Directors are then serving on the Board, then no such Written Resignation shall be required to be tendered); and

(iv)           if the Purchaser’s Aggregate Beneficial Ownership falls below fourteen percent (14%) of the Company’s voting stock, each remaining Purchaser Nominated Director then serving on the Board shall tender a Written Resignation to the Board.

For the purposes of this Agreement, the term “Written Resignation” shall mean a written offer to resign from the Board (including all committees thereof on which such director may serve), addressed to the Chairman of the Board or the lead independent director of the Board, which offer shall be deemed effective upon acceptance by action by a majority of the members of the Board who are not Purchaser Nominated Directors (“Non-Purchaser Directors”).  Notwithstanding anything herein to the contrary, if and to the extent any Written Resignation is tendered to the Board pursuant to the requirements of this Section 11, but a majority of the Non-Purchaser Directors does not accept such Written Resignation within ten (10) Business Days following the receipt by the Chairman or lead independent director of such Written Resignation, (y) such Written Resignation shall be deemed to have been affirmatively rejected by the Board and shall no longer be of any force and effect, and (z) from and after such time such director shall no longer be deemed a Purchaser Nominated Director.

(d)           Efforts to Effect Election of Purchaser Nominated Directors.  The Company (including without limitation the Board and all applicable committees thereof) shall use its reasonable best efforts to cause each Purchaser Nominated Director designated by the Purchaser in accordance with the terms hereof to be duly elected or appointed as a director of the Company in accordance with the terms hereof, the Company’s bylaws and applicable law.  Without limiting the foregoing, with respect to any meeting of the Company’s stockholders at which directors are to be elected, if the Purchaser is entitled to designate one (1) or more Purchaser Nominated Directors in accordance with the terms hereof, the Board (and any nominating or similar committee thereof) shall unanimously recommend to the Company’s stockholders that such Purchaser Nominated Director(s) be so elected, and the Board shall solicit proxies to be voted in favor of the election of such nominee(s).  Nothing in this Section 11, however, shall require the Board (including for purposes hereof, all members of the Board and any committees thereof) to breach or violate any provision of applicable law (including any fiduciary duty) or the certificate of incorporation or bylaws of the Company.

(e)           Vacancies.  In the event of the death, resignation (other than a resignation pursuant to Section 11(c) hereof) or removal of a director of the Company that is a Purchaser Nominated Director, the Purchaser shall be entitled to designate such Purchaser Nominated Director’s successor, and any vacancy on the Board resulting from any such death, resignation or removal shall be filled by the Board (or an applicable committee thereof) with such designee of the Purchaser, whereupon such designee shall become a Purchaser Nominated Director for all purposes hereunder.

(f)           Satisfaction of Bylaw Requirements.  The Company represents, acknowledges and agrees that each nomination of a Purchaser Nominated Director in accordance with the terms hereof will be deemed for all purposes to be a nomination by or at the direction of the Board in accordance with the Company’s bylaws (including as the same may be modified or amended from time to time) and that the Company will not claim or assert otherwise.

(g)           Changes in Board Size.  Upon any change in the number of directors constituting the full Board, the number of Purchaser Nominated Directors which Purchaser is entitled to appoint pursuant to this Section 11 shall be increased or decreased (as applicable) to provide the Purchaser with the right to designate for nomination no less than the same proportion of the members of the Board as provided in this Section 11.

(h)           Rights Not Exclusive.  The rights granted to the Purchaser in this Section 11 are in addition to, and not to the exclusion of, any other rights that the Purchaser may have as a stockholder of the Company, including pursuant to the Company’s certificate of incorporation or bylaws or pursuant to applicable law.

(i)           Termination of Rights.  The rights and obligations of the Purchaser and the Company as set forth in this Section 11 shall automatically terminate and be of no further force and effect if and when the Purchaser’s Aggregate Beneficial Ownership falls below fourteen percent (14%) of the Company’s voting stock; provided, however, that for the avoidance of doubt no other rights or obligations under this Agreement shall be affected by the termination of the rights and obligations set forth in this Section 11.  The Company shall upon written request promptly deliver to the Purchaser a certificate of the Company’s transfer agent reflecting the outstanding voting stock of the Company as of the date(s) requested by the Purchaser.

12.           ENTIRE AGREEMENT.  This Agreement, together with the Purchase Agreement and the Warrants, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

13.           MISCELLANEOUS.

(a)           This Agreement, and any right, term or provision contained herein, may not be amended, modified or terminated, and no right, term or provision may be waived, except with the written consent of (i) the Purchaser, (ii) ACN, and (iii) the Company.

(b)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns and transferees, provided that the terms and conditions of Section 9 hereof are satisfied.  Notwithstanding anything in this Agreement to the contrary, if at any time a Holder (including any successors or assigned) shall cease to own any Registrable Securities, the Company’s obligations with respect to such Holder under Sections 2, 3, 4, 5, 6 and 8 of this Agreement shall immediately terminate.

(c)           Any notices to be given pursuant to this Agreement shall be in writing and shall be given by certified or registered mail, return receipt request.  Notices shall be deemed given when personally delivered or when mailed to the addresses of the respective parties as set forth below, or to such changed address of which any party may notify the others pursuant hereto, except that a notice of change of address shall be deemed given when received.

(i)            If to the Company, to:

WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, PA 19503
Attention:	Hal Krisbergh
Randall J. Gort
Facsimile:	215.354.1049

With a copy to (which shall not constitute notice):

Drinker Biddle & Reath LLP
1000 Westlakes Drive,
Berwyn, PA 19312
Attention:	Walter J. Mostek, Jr.
Facsimile:	610.993.8585

(ii)           If to the Purchaser, to:

WGI Investor LLC
349-L Copperfield Blvd, #392
Concord, NC 28025
Attention:	Robert Stevanovski, Manager
Facsimile:	704.260.3304

With a copy to (which shall not constitute notice):

Bingham McCutchen LLP
2020 K Street, NW
Washington, DC 20006
Attention:  Andrew M. Ray, Esquire
Facsimile:  202.373.6452

(iii)          If to ACN, to:

ACN Digital Phone Service, LLC
1000 Progress Place
Concord, NC 28025-2449
Attention:	Richard L. Boughrum
Colleen R. Jones
Facsimile:	704.260.3304

With a copy to (which shall not constitute notice):

Bingham McCutchen LLP
2020 K Street, NW
Washington, DC 20006
Attention:  Andrew M. Ray, Esquire
Facsimile:  202.373.6452

(d)           The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law will be inadequate, and each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and to such appropriate injunctive relief as may be granted by a court of competent jurisdiction.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative, and shall be in addition to the payment of fees as set forth in this Agreement.

(e)           This Agreement may be executed in a number of counterparts.  All such counterparts together shall constitute one Agreement, and shall be binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.  The parties hereto confirm that any facsimile copy or electronic mail message in “pdf” or similar format of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

(f)           Except as contemplated in Section 9 hereof, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto.

(g)           If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights and Governance Agreement as of the date and year first above written.

COMPANY:

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Harold M. Krisbergh
Name:	Harold M. Krisbergh
Title:	Chairman of the Board and
Chief Executive Officer

Signature Page to Registration Rights and Governance Agreement

HOLDERS:

WGI INVESTOR LLC

By:	Praescient, LLC, its Manager

	By:	/s/ Robert Stevanovski
	Name:	Robert Stevanovski
	Title:	Manager

ACN DIGITAL PHONE SERVICE, LLC

By:	/s/ David Stevanovski
Name: David Stevanovski
Title: President

Signature Page to Registration Rights and Governance Agreement